Exhibit 99.1

Newell Rubbermaid Raises Full Year Guidance on Strong Second Quarter Results
» 5.1% Core Sales Growth and Normalized EPS of $0.64
» 3.9% Net Sales Growth and Reported EPS of $0.55
» Raises Full Year 2015 Core Sales and Normalized EPS Guidance

First Quarter Executive Summary

»    5.1 percent core sales growth, excluding a 480 basis point net contribution from acquisitions and planned divestitures and a 600 basis point negative impact from foreign currency; 3.9 percent net sales growth

» 40.0 percent normalized gross margin, a 10 basis point improvement compared to the prior year; 39.8 percent reported gross margin, a 20 basis point improvement compared to the prior year

»    150 basis point increase in advertising and promotion while holding normalized operating margin flat at 16.0 percent; 13.8 percent reported operating margin, a 40 basis point decline compared to prior year primarily attributable to increased restructuring and other Project Renewal transformation costs

» $0.64 normalized EPS compared to $0.59 in the prior year, an 8.5 percent increase despite an $0.11 negative impact from foreign exchange; $0.55 reported EPS compared to $0.54 in the prior year
» Repurchased 1.3 million shares at a cost of $50.4 million
» Full year 2015 core sales guidance revised upward to 4 to 5 percent from 3.5 to 4.5 percent; normalized EPS guidance revised upward to $2.14 to $2.20 from $2.10 to $2.18

ATLANTA, July 31, 2015 - Newell Rubbermaid (NYSE: NWL) announced its second quarter 2015 financial results today.

“We have posted a strong set of second quarter results with core sales growth of 5.1 percent and normalized earnings per share growth of 8.5 percent, despite unprecedented foreign exchange pressure on earnings,” said Michael Polk, President and Chief Executive Officer. “Core sales grew in all five of our segments and in all four geographic regions. Our Win Bigger businesses grew 6.5 percent, led by our global Writing business which grew core sales over ten percent. Momentum continued to build in our Baby & Parenting business, which also had a strong quarter with core growth of 6.0 percent. We are driving accelerated growth and earnings performance as a result of strengthened innovation, increased investment in brands, aggressive cost programs and excellent commercial execution.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

“Our strong second quarter results represent another milestone in our journey to establish Newell’s story of both category leading growth and margin development. Our current growth momentum, our plans for strong innovation and increased brand support in the second half and continued cost benefits from Project Renewal give us the confidence to raise our guidance for full year 2015 core sales growth to 4 to 5 percent and normalized EPS to $2.14 to $2.20, or 7 to 10 percent above prior year.”

Second Quarter 2015 Operating Results

Net sales in the second quarter were $1.56 billion compared with $1.50 billion in the prior year. Core sales grew 5.1 percent, excluding a 480 basis point net contribution from acquisitions and planned divestitures and a 600 basis point negative impact from foreign currency.

Reported gross margin was 39.8 percent, a 20 basis point improvement versus prior year.

Normalized gross margin improved 10 basis points to 40.0 percent, as benefits from productivity and pricing more than offset the negative impacts of foreign currency and mix from acquisitions.

Second quarter reported operating margin was 13.8 percent and operating income was $214.7 million, compared with 14.2 percent and $213.3 million, respectively, in the prior year.

Normalized operating margin was 16.0 percent, flat compared with the prior year despite a 150 basis point increase in advertising and promotion expense. Normalized operating income was $249.4 million compared with $239.7 million in the prior year as the benefits of Project Renewal and other cost savings initiatives more than offset increased investment in advertising and promotion and pressure from foreign exchange.

The reported tax rate for the quarter was 22.7 percent compared with 25.8 percent in the prior year. The normalized tax rate was 24.5 percent compared with 27.2 percent in the prior year.

Normalized net income was $174.5 million compared with $165.5 million in the prior year. Normalized diluted earnings per share were $0.64, an increase of 8.5 percent versus $0.59 in the prior year. The improvement in normalized diluted earnings per share was attributable to increased core sales, contribution from prior year acquisitions, gross margin expansion, a lower tax rate and the positive impact of fewer outstanding shares, which more than offset a significant increase in advertising and promotion support, negative foreign currency impacts and increased interest expense related to borrowing in support of prior year acquisitions.

Reported diluted earnings per share were $0.55, compared with $0.54 per diluted share in the prior year. Reported net income was $148.5 million, compared with $150.6 million in the prior year. In addition to the factors cited in the explanation of normalized diluted earnings per share, reported diluted earnings per share were negatively impacted by higher incremental restructuring and other Project Renewal transformation costs in 2015.

Operating cash flow was $102.5 million compared with $96.2 million in the prior year period.

A reconciliation of the “as reported” results to “normalized” results is included in the appendix.

Second Quarter 2015 Operating Segment Results

Writing net sales for the second quarter were $495.9 million, a 1.3 percent increase compared to prior year, reflecting a 950 basis point impact from negative foreign currency. Writing core sales increased 10.8 percent, reflecting strong growth in Latin America and EMEA attributable to excellent Back-to-School sell-in, pricing, increased distribution, and increased marketing support. In North America, solid Back-To-School sell-in drove good growth despite a comparison to the prior year quarter which included a timing-related benefit of approximately $15.0 million. Normalized operating income was $133.0 million compared with $133.1 million in the prior year. Normalized operating margin was 26.8 percent compared with 27.2 percent in the prior year as a result of negative foreign currency impacts and increased advertising and promotion spending.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Home Solutions net sales were $438.5 million, a 14.4 percent increase compared to the prior year, largely attributable to the contribution from the Contigo and bubba brand acquisitions. Core sales increased 1.2 percent, attributable to growth in Rubbermaid Food Storage, partially offset by continued planned contraction of the lower margin Rubbermaid Consumer Storage business and the absence of prior year new customer pipeline fill on Calphalon. Normalized operating income was $69.9 million versus $48.7 million in the prior year. Normalized operating margin expanded by 320 basis points to 15.9 percent of sales as a result of the positive mix effect from Rubbermaid Food storage, input cost deflation, and strong productivity, partially offset by increased advertising and promotion spending and the impact of negative foreign currency.

Tools net sales were $205.2 million, a 7.7 percent decline compared to the prior year reflecting a 900 basis point impact from negative foreign currency. Core sales grew 1.3 percent in comparison with nearly thirteen percent growth in the prior year. Growth in North America, EMEA and APAC was attributable to innovation, distribution gains on the core portfolio and pricing, while Latin America core sales declined modestly versus the 2014 pipeline fill related to a significant product offering expansion. Normalized operating income was $23.4 million versus $29.9 million in the prior year. Normalized operating margin was 11.4 percent of sales compared with 13.5 percent of sales in the prior year, primarily driven by the impact of negative foreign currency and an increase in advertising and promotion spending, partially offset by pricing and strong productivity.

Commercial Products net sales were $210.6 million, a 5.8 percent decline compared to the prior year. Core sales increased 1.6 percent in comparison with about 10 percent growth in the prior year, driven by innovation and pricing in North America and Asia. Core sales exclude the Rubbermaid medical cart business which the company is currently marketing for divestiture. Normalized operating income was $29.0 million compared with $36.2 million in the prior year. Normalized operating margin was 13.8 percent of sales, compared with 16.2 percent of sales in the prior year, primarily driven by an increase in advertising and promotion spending and the impact of negative foreign currency.

Baby & Parenting net sales were $210.7 million, a 14.7 percent increase compared to the prior year, largely attributable to net sales from the 2014 Baby Jogger acquisition which more than offset a 590 basis point impact from negative foreign currency. Core sales grew 6.0 percent driven by robust growth in North America and double digit innovation-led growth in APAC. Normalized operating income was $16.8 million compared to $12.6 million in the prior year. Normalized operating margin was 8.0 percent of sales compared with 6.9 percent in the prior year.

2015 Full Year Outlook

Newell Rubbermaid announced a positive revision to full year 2015 core sales growth and normalized EPS guidance metrics as follows:

	Current Guidance	Previous Guidance
Core sales growth	4.0% to 5.0%	3.5% to 4.5%
Currency impact	(5.0%) to (6.0%)	(4.5% to 5.5%)
Impact of acquisitions, net of planned divestitures	4.0% to 5.0%	4.0% to 5.0%
Net sales growth	3.0% to 4.0%	3.0% to 4.0%
Normalized EPS	$2.14 to $2.20	$2.10 to $2.18

The company expects foreign exchange to have a negative impact of about $0.36 to $0.39 per diluted share on normalized EPS in 2015 driven by the stronger U.S. dollar to most currencies.

The 2015 normalized EPS guidance range excludes between $140 and $160 million of Project Renewal restructuring and other Project Renewal transformation costs, discontinued operations, foreign exchange losses and other costs associated with the devaluation of the Venezuelan Bolivar, acquisition and integration costs and costs associated with the Graco recall. A reconciliation of “expected reported” results to “normalized” results is included in the appendix.

Cumulative costs of Project Renewal are expected to be $690 to $725 million pretax, with cash costs of $645 to $675 million. Project Renewal is expected to generate annualized cost savings of approximately $620 to $675 million by the end of 2017. The majority of these savings will be reinvested in new capabilities and incremental brand building investment for accelerated growth in the company’s home markets and the geographic deployment of its Win Bigger portfolio into the faster growing emerging markets.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Conference Call
The company’s second quarter 2015 earnings conference call will be held today, July 31, 2015, at 8:30 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. A webcast replay and a supporting slide presentation will be made available in the Investor Relations section on the company’s Web site under Quarterly Earnings.

Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission and includes a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
The company uses certain non-GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance using the same tools that management uses to evaluate the company’s past performance, reportable business segments and prospects for future performance and (b) determine certain elements of management’s incentive compensation.

The company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, planned or completed divestitures and changes in foreign currency from year-over-year comparisons. As reflected in the Currency Analysis, the effect of foreign currency on reported sales is determined by applying a fixed exchange rate, calculated as the 12-month average in the prior year, to the current and prior year local currency sales amounts (excluding acquisitions and planned divestitures), with the difference in these two amounts being the increase or decrease in core sales, and the difference between the change in as reported sales and the change in core sales reported as the currency impact.  The company’s management believes that “normalized” gross margin, “normalized” SG&A expense, “normalized” operating income, “normalized” earnings per share and “normalized” tax rates, which exclude restructuring and other expenses and one-time and other events such as costs related to product recalls, the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, discontinued operations, costs related to the acquisition and integration of acquired businesses, advisory costs for process transformation and optimization initiatives, dedicated personnel costs related to transformation initiatives under Project Renewal, asset devaluations resulting from the adoption and continued use of the SICAD Venezuelan Bolivar exchange rate and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations. The company also uses core sales, normalized gross margin and normalized earnings per share as the three performance criteria in its management cash bonus plan, and the company uses core sales and normalized earnings per share as two of the three performance criteria in its performance-based equity compensation arrangements.
The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the company uses a “with” and “without” approach to determine normalized income tax expense.
While the company believes that these non-GAAP financial measures are useful in evaluating the company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

About Newell Rubbermaid

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with 2014 sales of $5.7 billion and a strong portfolio of leading brands, including Sharpie®, Paper Mate®, Rubbermaid Commercial Products®, Irwin®, Lenox®, Parker®, Waterman®, Contigo®, Rubbermaid®, Levolor®, Calphalon®, Goody®, Graco®, Aprica®, Baby Jogger® and Dymo®. As part of the company’s Growth Game Plan, Newell Rubbermaid is making sharper portfolio choices and investing in new marketing and innovation to accelerate performance.

This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

Contacts:

Nancy O’Donnell	Nicole Quinlan
Vice President, Investor Relations	Senior Manager, Global Communications
(770) 418-7723	(770) 418-7251

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income/(loss), earnings per share, operating income, operating margin or gross margin improvements or declines, Project Renewal, capital and other expenditures, cash flow, dividends, restructuring and other project costs, costs and cost savings, inflation or deflation, particularly with respect to commodities such as oil and resin, debt ratings, changes in exchange rates, product recalls, expected benefits and financial results from recently completed acquisitions and planned divestitures and management's plans, projections and objectives for future operations and performance. These statements are accompanied by words such as "anticipate," "expect," "project," "will," "believe," "estimate" and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail, commercial and industrial sectors of the economy in light of the continuation or escalation of the global economic slowdown or regional sovereign debt issues; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers' strong bargaining power and consolidation of our retail customers; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands, including the ability to realize anticipated benefits of increased advertising and promotion spend; product liability, product recalls or regulatory actions; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; a failure of one of our key information technology systems or related controls; the potential inability to attract, retain and motivate key employees; future events that could adversely affect the value of our assets and require impairment charges; our ability to improve productivity and streamline operations; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values, declining interest rates or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign operations, including exchange controls and pricing restrictions; our ability to complete planned acquisitions and divestitures; our ability to realize the expected benefits and financial results from our recently acquired businesses and planned divestitures; and those factors listed in our most recently filed Quarterly Report on Form 10-Q and exhibit 99.1 thereto filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Newell Rubbermaid Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)

	Three Months Ended June 30,
			YOY
	2015	2014	% Change

Net sales	$1,560.9	$1,502.2	3.9%
Cost of products sold	939.9	906.6

GROSS MARGIN	621.0	595.6	4.3%
% of sales	39.8%	39.6%

Selling, general & administrative expenses	393.0	370.8	6.0%
% of sales	25.2%	24.7%

Restructuring costs	13.3	11.5
OPERATING INCOME	214.7	213.3	0.7%
% of sales	13.8%	14.2%

Nonoperating expenses:
Interest expense, net	18.1	15.0
Other expense (income), net	5.0	(2.6)
	23.1	12.4	86.3%

INCOME BEFORE INCOME TAXES	191.6	200.9	(4.6)%
% of sales	12.3%	13.4%

Income taxes	43.5	51.9	(16.2)%
Effective rate	22.7%	25.8%

NET INCOME FROM CONTINUING OPERATIONS	148.1	149.0	(0.6)%
% of sales	9.5%	9.9%

Income from discontinued operations, net of tax	0.4	1.6

NET INCOME	$148.5	$150.6	(1.4)%
	9.5%	10.0%
EARNINGS PER SHARE:
Basic
Income from continuing operations	$0.55	$0.54
Income from discontinued operations	$—	$0.01
Net income	$0.55	$0.54

Diluted
Income from continuing operations	$0.55	$0.53
Income from discontinued operations	$—	$0.01
Net income	$0.55	$0.54

AVERAGE SHARES OUTSTANDING:
Basic	269.7	277.4
Diluted	271.7	279.7

Newell Rubbermaid Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)

	Six Months Ended June 30,
			YOY
	2015	2014	% Change

Net sales	$2,824.9	$2,716.5	4.0%
Cost of products sold	1,716.4	1,663.9

GROSS MARGIN	1,108.5	1,052.6	5.3%
% of sales	39.2%	38.7%

Selling, general & administrative expenses	755.0	711.1	6.2%
% of sales	26.7%	26.2%

Restructuring costs	40.6	23.5
OPERATING INCOME	312.9	318.0	(1.6)%
% of sales	11.1%	11.7%

Nonoperating expenses:
Interest expense, net	37.3	29.4
Other expense, net	5.1	37.4
	42.4	66.8	(36.5)%

INCOME BEFORE INCOME TAXES	270.5	251.2	7.7%
% of sales	9.6%	9.2%

Income taxes	65.5	50.4	30.0%
Effective rate	24.2%	20.1%

NET INCOME FROM CONTINUING OPERATIONS	205.0	200.8	2.1%
% of sales	7.3%	7.4%

(Loss) income from discontinued operations, net of tax	(2.4)	2.7

NET INCOME	$202.6	$203.5	(0.4)%
	7.2%	7.5%
EARNINGS PER SHARE:
Basic
Income from continuing operations	$0.76	$0.72
(Loss) income from discontinued operations	$(0.01)	$0.01
Net income	$0.75	$0.73

Diluted
Income from continuing operations	$0.75	$0.71
(Loss) income from discontinued operations	$(0.01)	$0.01
Net income	$0.74	$0.72

AVERAGE SHARES OUTSTANDING:
Basic	270.1	279.1
Diluted	272.2	281.7

Newell Rubbermaid Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	June 30,	June 30,
Assets:	2015	2014

Cash and cash equivalents	$238.7	$142.7
Accounts receivable, net	1,304.4	1,230.4
Inventories, net	935.6	811.8
Deferred income taxes	129.4	135.5
Prepaid expenses and other	144.9	138.2

Total Current Assets	2,753.0	2,458.6

Property, plant and equipment, net	572.0	543.0
Goodwill	2,491.9	2,358.3
Other intangible assets, net	870.6	596.7
Other assets	271.3	261.5

Total Assets	$6,958.8	$6,218.1

Liabilities and Stockholders' Equity:

Accounts payable	$756.7	$592.9
Accrued compensation	132.3	121.8
Other accrued liabilities	634.9	631.0
Short-term debt	776.6	389.4
Current portion of long-term debt	6.0	251.3

Total Current Liabilities	2,306.5	1,986.4

Long-term debt	2,080.9	1,424.2
Deferred income taxes	235.3	159.4
Other noncurrent liabilities	553.0	544.5

Stockholders' Equity - Parent	1,779.6	2,100.1
Stockholders' Equity - Noncontrolling Interests	3.5	3.5

Total Stockholders' Equity	1,783.1	2,103.6

Total Liabilities and Stockholders' Equity	$6,958.8	$6,218.1

Newell Rubbermaid Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Six Months Ended June 30,
	2015	2014
Operating Activities:
Net income	$202.6	$203.5
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	85.5	75.7
Net gain from sale of discontinued operations, including impairments	—	(4.8)
Non-cash restructuring costs	(0.5)	3.7
Deferred income taxes	11.5	6.0
Stock-based compensation expense	14.1	14.5
Other, net	15.4	50.8
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	(77.4)	(122.4)
Inventories	(245.9)	(123.2)
Accounts payable	91.6	33.2
Accrued liabilities and other	(148.7)	(132.9)
Net cash (used in) provided by operating activities	$(51.8)	$4.1

Investing Activities:
Proceeds from sale of discontinued operations and noncurrent assets	$5.1	$3.4
Capital expenditures	(85.8)	(67.0)
Acquisitions and acquisition-related activity	(2.0)	—
Other	5.7	(0.3)
Net cash used in investing activities	$(77.0)	$(63.9)

Financing Activities:
Net short-term borrowings	$386.0	$215.4
Repurchase and retirement of shares of common stock	(124.0)	(158.7)
Cash dividends	(104.4)	(89.8)
Excess tax benefits related to stock-based compensation	17.5	6.8
Other stock-based compensation activity, net	(12.5)	29.6
Net cash provided by financing activities	$162.6	$3.3

Currency rate effect on cash and cash equivalents	$5.5	$(27.1)

Increase (decrease) in cash and cash equivalents	$39.3	$(83.6)
Cash and cash equivalents at beginning of period	199.4	226.3
Cash and cash equivalents at end of period	$238.7	$142.7

Newell Rubbermaid Inc.
Financial Worksheet - Segment Reporting
(In Millions)

	2015					2014
		Reconciliation (1,2,3,4)					Reconciliation (1,2)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
Q1:
Writing	$341.8	$82.4	$0.6	$83.0	24.3%	$348.2	$76.1	$—	$76.1	21.9%	$(6.4)	(1.8)%	$6.9	9.1%
Home Solutions	364.5	38.5	0.1	38.6	10.6%	316.4	26.8	—	26.8	8.5%	48.1	15.2%	11.8	44.0%
Tools	180.4	22.2	—	22.2	12.3%	187.8	21.4	—	21.4	11.4%	(7.4)	(3.9)%	0.8	3.7%
Commercial Products	185.2	17.0	0.6	17.6	9.5%	182.6	13.8	—	13.8	7.6%	2.6	1.4%	3.8	27.5%
Baby & Parenting	192.1	0.5	11.8	12.3	6.4%	179.3	5.4	11.0	16.4	9.1%	12.8	7.1%	(4.1)	(25.0)%
Restructuring Costs	—	(27.3)	27.3	—		—	(12.0)	12.0	—		—		—
Corporate	—	(35.1)	14.0	(21.1)		—	(26.8)	7.7	(19.1)		—		(2.0)	(10.5)%
Total	$1,264.0	$98.2	$54.4	$152.6	12.1%	$1,214.3	$104.7	$30.7	$135.4	11.2%	$49.7	4.1%	$17.2	12.7%

	2015					2014
		Reconciliation (1,2,3,4)					Reconciliation (1,2,3)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
Q2:
Writing	$495.9	$132.5	$0.5	$133.0	26.8%	$489.3	$129.1	$4.0	$133.1	27.2%	$6.6	1.3%	$(0.1)	(0.1)%
Home Solutions	438.5	68.7	1.2	69.9	15.9%	383.4	48.7	—	48.7	12.7%	55.1	14.4%	21.2	43.5%
Tools	205.2	23.4	—	23.4	11.4%	222.3	29.9	—	29.9	13.5%	(17.1)	(7.7)%	(6.5)	(21.7)%
Commercial Products	210.6	28.9	0.1	29.0	13.8%	223.5	36.2	—	36.2	16.2%	(12.9)	(5.8)%	(7.2)	(19.9)%
Baby & Parenting	210.7	16.7	0.1	16.8	8.0%	183.7	12.2	0.4	12.6	6.9%	27.0	14.7%	4.2	33.3%
Restructuring Costs	—	(13.3)	13.3	—		—	(11.5)	11.5	—		—		—
Corporate	—	(42.2)	19.5	(22.7)		—	(31.3)	10.5	(20.8)		—		(1.9)	(9.1)%
Total	$1,560.9	$214.7	$34.7	$249.4	16.0%	$1,502.2	$213.3	$26.4	$239.7	16.0%	$58.7	3.9%	$9.7	4.0%

	2015					2014
		Reconciliation (1,2,3,4)					Reconciliation (1,2,3)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
YTD:
Writing	$837.7	$214.9	$1.1	$216.0	25.8%	$837.5	$205.2	$4.0	$209.2	25.0%	$0.2	—%	$6.8	3.3%
Home Solutions	803.0	107.2	1.3	108.5	13.5%	699.8	75.5	—	75.5	10.8%	103.2	14.7%	33.0	43.7%
Tools	385.6	45.6	—	45.6	11.8%	410.1	51.3	—	51.3	12.5%	(24.5)	(6.0)%	(5.7)	(11.1)%
Commercial Products	395.8	45.9	0.7	46.6	11.8%	406.1	50.0	—	50.0	12.3%	(10.3)	(2.5)%	(3.4)	(6.8)%
Baby & Parenting	402.8	17.2	11.9	29.1	7.2%	363.0	17.6	11.4	29.0	8.0%	39.8	11.0%	0.1	0.3%
Restructuring Costs	—	(40.6)	40.6	—		—	(23.5)	23.5	—		—		—
Corporate	—	(77.3)	33.5	(43.8)		—	(58.1)	18.2	(39.9)		—		(3.9)	(9.8)%
Total	$2,824.9	$312.9	$89.1	$402.0	14.2%	$2,716.5	$318.0	$57.1	$375.1	13.8%	$108.4	4.0%	$26.9	7.2%

(1) Excluded items include project-related costs and restructuring costs associated with Project Renewal. Project-related costs of $34.9 million and $38.8 million of restructuring costs incurred during 2015 relate to Project Renewal. For 2014, project-related costs of $18.2 million and restructuring costs of $23.5 million relate to Project Renewal.
(2) Baby & Parenting normalized operating income for 2015 and 2014 excludes charges of $10.2 and $11.4 million, respectively, relating to the Graco product recall.
(3) Writing normalized operating income for 2015 and 2014 excludes charges of $0.6 and $4.0 million, respectively associated with Venezuelan inventory resulting from changes in the exchange rate for the Venezuelan Bolivar.
(4) Home Solutions normalized operating income for 2015 excludes $1.1 million of operating costs associated with the acquisition and integration of Ignite Holdings and bubba brands, and Baby & Parenting normalized operating income for 2015 excludes $1.7 million of operating costs associated with the acquisition and integration of Baby Jogger. Restructuring costs include $1.8 million of costs associated with the integration of Ignite Holdings, bubba brands and Baby Jogger.

Newell Rubbermaid Inc.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
CERTAIN LINE ITEMS
(in millions, except per share data)

	Three Months Ended June 30, 2015
	GAAP Measure	Project Renewal Costs (1)				Inventory charge from the	Acquisition	Charge resulting from		Non-GAAP Measure
		Advisory	Personnel	Other	Restructuring	devaluation of the Venezuelan	and integration	the devaluation of the Venezuelan	Discontinued operations	Normal-	Percentage
	Reported	Cost	Costs	Costs	Costs	Bolivar (2)	costs (3)	Bolivar (4)	(5)	ized*	of Sales

Cost of products sold	$939.9	$—	$(1.6)	$(1.3)	$—	$(0.3)	$(0.1)	$—	$—	$936.6	60.0%
Gross margin	$621.0	$—	$1.6	$1.3	$—	$0.3	$0.1	$—	$—	$624.3	40.0%
Selling, general & administrative expenses	$393.0	$(11.4)	$(4.4)	$(1.3)	$—	$—	$(1.0)	$—	$—	$374.9	24.0%
Operating income	$214.7	$11.4	$6.0	$2.6	$11.5	$0.3	$2.9	$—	$—	$249.4	16.0%
Nonoperating expenses	$23.1	$—	$—	$—	$—	$—	$—	$(4.7)	$—	$18.4
Income before income taxes	$191.6	$11.4	$6.0	$2.6	$11.5	$0.3	$2.9	$4.7	$—	$231.0
Income taxes (6)	$43.5	$4.3	$2.3	$0.9	$2.8	$0.1	$1.1	$1.5	$—	$56.5
Net income from continuing operations	$148.1	$7.1	$3.7	$1.7	$8.7	$0.2	$1.8	$3.2	$—	$174.5
Net income	$148.5	$7.1	$3.7	$1.7	$8.7	$0.2	$1.8	$3.2	$(0.4)	$174.5
Diluted earnings per share**	$0.55	$0.03	$0.01	$0.01	$0.03	$—	$0.01	$0.01	$—	$0.64

	Three Months Ended June 30, 2014
	GAAP Measure		Restructuring and	Inventory charge from the			Non-GAAP Measure
		Product recall	restructuring-related	devaluation of the Venezuelan	Discontinued operations	Non-recurring		Percentage
	Reported	costs (7)	costs (1)	Bolivar (2)	(5)	tax items (8)	Normalized*	of Sales

Cost of products sold	$906.6	$—	$(0.2)	$(4.0)	$—	$—	$902.4	60.1%
Gross margin	$595.6	$—	$0.2	$4.0	$—	$—	$599.8	39.9%
Selling, general & administrative expenses	$370.8	$(0.4)	$(10.3)	$—	$—	$—	$360.1	24.0%
Operating income	$213.3	$0.4	$22.0	$4.0	$—	$—	$239.7	16.0%
Income before income taxes	$200.9	$0.4	$22.0	$4.0	$—	$—	$227.3
Income taxes (6)	$51.9	$0.2	$5.0	$1.4	$—	$3.3	$61.8
Net income from continuing operations	$149.0	$0.2	$17.0	$2.6	$—	$(3.3)	$165.5
Net income	$150.6	$0.2	$17.0	$2.6	$(1.6)	$(3.3)	$165.5
Diluted earnings per share**	$0.54	$—	$0.06	$0.01	$(0.01)	$(0.01)	$0.59
*Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Totals may not add due to rounding.

(1) Costs associated with Project Renewal during the three months ended June 30, 2015 include $20.0 million of project-related costs and $11.5 million of restructuring costs. Project-related costs include advisory and consultancy costs, compensation and related costs of personnel dedicated to transformation projects, and other project-related costs. Restructuring and restructuring-related costs during the three months ended June 30, 2014 include $10.5 million of organizational change implementation and restructuring-related costs and $11.5 million of restructuring costs incurred in connection with Project Renewal.

(2) During the three months ended June 30, 2015 and 2014, the Company recognized an increase of $0.3 million and $4.0 million, respectively, in cost of products sold resulting from increased costs of inventory due to changes in the exchange rate for the Venezuelan Bolivar.

(3) During the three months ended June 30, 2015, the Company incurred $2.9 million (including $1.8 million of restructuring costs) of acquisition and integration costs associated with the acquisitions of Ignite Holdings, bubba brands and Baby Jogger.

(4) During the three months ended June 30, 2015, the Company recognized $4.7 million related to foreign exchange losses resulting from the devaluation of the Venezuelan Bolivar.

(5) During the three months ended June 30, 2015, the Company recognized income of $0.4 million in discontinued operations, primarily associated with Endicia. During the three months ended June 30, 2014, the Company recognized income of $1.6 million, primarily related to the operations of Endicia and certain Culinary businesses and certain gains associated with the sale of the Hardware business.

(6) The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

(7) During the three months ended June 30, 2014, the Company recognized a $0.4 million charge associated with the Graco product recall.

(8) During the three months ended June 30, 2014, the Company recognized a non-recurring income tax benefit of $3.3 million resulting from the resolution of various income tax contingencies.

Newell Rubbermaid Inc.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
CERTAIN LINE ITEMS
(in millions, except per share data)

	Six Months Ended June 30, 2015
	GAAP Measure		Project Renewal Costs (2)				Inventory charge from	Acquisition	Charge resulting		Non-GAAP Measure
		Product recall	Advisory	Personnel	Other	Restructuring	the devaluation of the	and integration	the devaluation of the	Discontinued		Percentage
	Reported	costs (1)	Costs	Costs	Costs	Costs	Venezuelan Bolivar (3)	cost (4)	Venezuelan Bolivar (5)	Operations (6)	Normalized*	of Sales

Cost of products sold	$1,716.4	$—	$—	$(1.8)	$(2.3)	$—	$(0.6)	$(1.6)	$—	$—	$1,710.1	60.5%
Gross margin	$1,108.5	$—	$—	$1.8	$2.3	$—	$0.6	$1.6	$—	$—	$1,114.8	39.5%
Selling, general & administrative expenses	$755.0	$(10.2)	$(22.0)	$(6.7)	$(2.1)	$—	$—	$(1.2)	$—	$—	$712.8	25.2%
Operating income	$312.9	$10.2	$22.0	$8.5	$4.4	$38.8	$0.6	$4.6	$—	$—	$402.0	14.2%
Nonoperating expenses	$42.4	$—	$—	$—	$—	$—	$—	$—	$(4.7)	$—	$37.7
Income before income taxes	$270.5	$10.2	$22.0	$8.5	$4.4	$38.8	$0.6	$4.6	$4.7	$—	$364.3
Income taxes (7)	$65.5	$3.3	$7.7	$3.1	$1.5	$8.3	$0.2	$1.7	$1.5	$—	$92.8
Net income from continuing operations	$205.0	$6.9	$14.3	$5.4	$2.9	$30.5	$0.4	$2.9	$3.2	$—	$271.5
Net income	$202.6	$6.9	$14.3	$5.4	$2.9	$30.5	$0.4	$2.9	$3.2	$2.4	$271.5
Diluted earnings per share**	$0.74	$0.03	$0.05	$0.02	$0.01	$0.11	$—	$0.01	$0.01	$0.01	$1.00

	Six Months Ended June 30, 2014
	GAAP Measure		Restructuring	Inventory charge from the	Charge resulting from the			Non-GAAP Measure
		Product recall	restructuring-related	devaluation of the	devaluation of the	Discontinued	Non-recurring		Percentage
	Reported	costs (1)	costs (2)	Venezuelan Bolivar (3)	Venezuelan Bolivar (5)	Operations (6)	tax items (8)	Normalized	of sales

Cost of products sold	$1,663.9	$(8.6)	$(0.2)	$(4.0)	$—	$—	$—	$1,651.1	60.8%
Gross margin	$1,052.6	$8.6	$0.2	$4.0	$—	$—	$—	$1,065.4	39.2%
Selling, general & administrative expenses	$711.1	$(2.8)	$(18.0)	$—	$—	$—	$—	$690.3	25.4%
Operating income	$318.0	$11.4	$41.7	$4.0	$—	$—	$—	$375.1	13.8%
Nonoperating expenses	$66.8	$—	$—	$—	$(38.7)	$—	$—	$28.1
Income before income taxes	$251.2	$11.4	$41.7	$4.0	$38.7	$—	$—	$347.0
Income taxes (7)	$50.4	$4.2	$10.5	$1.4	$13.9	$—	$3.3	$83.7
Net income from continuing operations	$200.8	$7.2	$31.2	$2.6	$24.8	$—	$(3.3)	$263.3
Net income	$203.5	$7.2	$31.2	$2.6	$24.8	$(2.7)	$(3.3)	$263.3
Diluted earnings per share**	$0.72	$0.03	$0.11	$0.01	$0.09	$(0.01)	$(0.01)	$0.93
* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Totals may not add due to rounding.

(1) During the six months ended June 30, 2015 and 2014, the Company recognized $10.2 million and $11.4 million, respectively, of charges associated with the Graco product recall.

(2) Costs associated with Project Renewal during the six months ended June 30, 2015 include $34.9 million of project-related costs and $38.8 million of restructuring costs. Project-related costs include advisory and consultancy costs, compensation and related costs of personnel dedicated to transformation projects, and other project-related costs. Restructuring and restructuring-related costs during the six months ended June 30, 2014 include $18.2 million of organizational change implementation and restructuring-related costs and $23.5 million of restructuring costs incurred in connection with Project Renewal.

(3) During the six months ended June 30, 2015 and 2014, the Company recognized an increase of $0.6 million and $4.0 million, respectively, in cost of products sold resulting from increased costs of inventory due to changes in the exchange rate for the Venezuelan Bolivar.

(4) During the six months ended June 30, 2015, the Company incurred $4.6 million (including $1.8 million of restructuring costs) of acquisition and integration costs associated with the acquisition and integration of Ignite Holdings, bubba and Baby Jogger.

(5) During the six months ended June 30, 2015 and 2014, the Company recognized $4.7 million and $38.7 million, respectively, related to foreign exchange losses resulting from the devaluation of the Venezuelan Bolivar.

(6) During the six months ended June 30, 2015, the Company recognized a loss of $2.4 million in discontinued operations, primarily associated with Endicia and certain Culinary businesses. During the six months ended June 30, 2014, the Company recognized net income of $2.7 million, primarily related to the operations of Endicia and certain Culinary businesses and certain gains associated with the sale of the Hardware business.

(7) The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

(8) During the six months ended June 30, 2014, the Company recognized a non-recurring income tax benefit of $3.3 million resulting from the resolution of various income tax contingencies..

Newell Rubbermaid Inc.
Three Months Ended June 30, 2015
In Millions

Currency Analysis

By Segment
	Net Sales, As Reported			Core Sales (1)
					Less				Less			Inc. (Dec.)		Year-Over-Year Increase (Decrease)
			Increase		Planned Divest-	Less Acquis-	2015 Core		Planned Divest-	2014	Constant Currency	Excl. Planned Divest. &	Currency	Exclud-ing	Includ-ing	Currency	Acquisit-	Planned Divest-	Core Sales
	2015	2014	(Decrease)	2015	itures (2)	itions	Sales	2014	itures (2)	Core Sales	Inc. (Dec.)	Acquisitions	Impact	Currency	Currency	Impact	ions	itures (2)	Growth (1)

Writing	$495.9	$489.3	$6.6	$540.4	$—	$—	$540.4	$487.6	$—	$487.6	$52.8	$52.8	$(46.2)	10.8%	1.3%	(9.5)%	—%	—%	10.8%
Home Solutions	438.5	383.4	55.1	443.3	—	55.4	387.9	383.2	—	383.2	60.1	4.7	(5.0)	15.7%	14.4%	(1.3)%	14.5%	—%	1.2%
Tools	205.2	222.3	(17.1)	222.4	—	—	222.4	219.5	—	219.5	2.9	2.9	(20.0)	1.3%	(7.7)%	(9.0)%	—%	—%	1.3%
Commercial Products	210.6	223.5	(12.9)	216.5	12.9	—	203.6	222.6	22.3	200.3	(6.1)	3.3	(6.8)	(2.7)%	(5.8)%	(3.1)%	—%	(4.3)%	1.6%
Baby & Parenting	210.7	183.7	27.0	220.0	—	26.7	193.3	182.4	—	182.4	37.6	10.9	(10.6)	20.6%	14.7%	(5.9)%	14.6%	—%	6.0%

Total Company	$1,560.9	$1,502.2	$58.7	$1,642.6	$12.9	$82.1	$1,547.6	$1,495.3	$22.3	$1,473.0	$147.3	$74.6	$(88.6)	9.9%	3.9%	(6.0)%	5.6%	(0.8)%	5.1%

Win Bigger Businesses Core Sales Growth (3)	$911.7	$935.1	$(23.4)	$979.3	$12.9	$—	$966.4	$929.7	$22.3	$907.4	$49.6	$59.0	$(73.0)	5.3%	(2.5)%	(7.8)%	—%	(1.2)%	6.5%

By Geography

United States	$1,117.5	$1,036.1	$81.4	$1,117.5	$12.1	$74.2	$1,031.2	$1,036.1	$21.8	$1,014.3	$81.4	$16.9	$—	7.9%	7.9%	—%	7.3%	(1.1)%	1.7%
Canada	68.4	76.9	(8.5)	76.8	0.8	1.1	74.9	76.6	0.5	76.1	0.2	(1.2)	(8.7)	0.3%	(11.1)%	(11.4)%	1.5%	0.4%	(1.6)%
Total North America	1,185.9	1,113.0	72.9	1,194.3	12.9	75.3	1,106.1	1,112.7	22.3	1,090.4	81.6	15.7	(8.7)	7.3%	6.5%	(0.8)%	6.9%	(1.0)%	1.4%

Europe, Middle East and Africa	167.0	188.4	(21.4)	202.0	—	6.8	195.2	183.3	—	183.3	18.7	11.9	(40.1)	10.2%	(11.4)%	(21.6)%	3.7%	—%	6.5%
Latin America	114.6	102.8	11.8	144.0	—	—	144.0	102.7	—	102.7	41.3	41.3	(29.5)	40.2%	11.5%	(28.7)%	—%	—%	40.2%
Asia Pacific	93.4	98.0	(4.6)	102.3	—	—	102.3	96.6	—	96.6	5.7	5.7	(10.3)	5.9%	(4.7)%	(10.6)%	—%	—%	5.9%
Total International	375.0	389.2	(14.2)	448.3	—	6.8	441.5	382.6	—	382.6	65.7	58.9	(79.9)	17.2%	(3.6)%	(20.8)%	1.8%	—%	15.4%

Total Company	$1,560.9	$1,502.2	$58.7	$1,642.6	$12.9	$82.1	$1,547.6	$1,495.3	$22.3	$1,473.0	$147.3	$74.6	$(88.6)	9.9%	3.9%	(6.0)%	5.6%	(0.8)%	5.1%

(1) "Core Sales" is determined by applying a fixed exchange rate, calculated as the 12-month average in 2014, to the current and prior year local currency sales amounts, with the difference between the change in "As Reported" sales and the change in "Core Sales" reported in the table as "Currency Impact". Core Sales Growth excludes the impact of currency, acquisitions and planned divestitures.

(2) Planned divestitures represent the Rubbermaid medical cart business, which the Company plans to divest.

(3) Win Bigger businesses include Writing, Tools, and Commercial Products segments.

Newell Rubbermaid Inc.
Six Months Ended June 30, 2015
In Millions

Currency Analysis

By Segment
	Net Sales, As Reported			Core Sales (1)
					Less				Less			Inc. (Dec.)		Year-Over-Year Increase (Decrease)
			Increase		Planned Divest-	Less Acquis-	2015 Core		Planned Divest-	2014	Constant Currency	Excl. Planned Divest. &	Currency	Exclud-ing	Including	Currency	Acquisit-	Planned Divest-	Core Sales
	2015	2014	(Decrease)	2015	itures (2)	itions	Sales	2014	itures (2)	Core Sales	Inc. (Dec.)	Acquisitions	Impact	Currency	Currency	Impact	ions	itures (2)	Growth (1)

Writing	$837.7	$837.5	$0.2	$909.8	$—	$—	$909.8	$826.6	$—	$826.6	$83.2	$83.2	$(83.0)	10.1%	—%	(10.1)%	—%	—%	10.1%
Home Solutions	803.0	699.8	103.2	810.9	—	103.8	707.1	699.5	—	699.5	111.4	7.6	(8.2)	15.9%	14.7%	(1.2)%	14.8%	—%	1.1%
Tools	385.6	410.1	(24.5)	415.2	—	—	415.2	406.3	—	406.3	8.9	8.9	(33.4)	2.2%	(6.0)%	(8.2)%	—%	—%	2.2%
Commercial Products	395.8	406.1	(10.3)	406.0	22.7	—	383.3	404.1	38.9	365.2	1.9	18.1	(12.2)	0.5%	(2.5)%	(3.0)%	—%	(4.5)%	5.0%
Baby & Parenting	402.8	363.0	39.8	417.5	—	44.9	372.6	360.3	—	360.3	57.2	12.3	(17.4)	15.9%	11.0%	(4.9)%	12.5%	—%	3.4%

Total Company	$2,824.9	$2,716.5	$108.4	$2,959.4	$22.7	$148.7	$2,788.0	$2,696.8	$38.9	$2,657.9	$262.6	$130.1	$(154.2)	9.7%	4.0%	(5.7)%	5.6%	(0.8)%	4.9%

Win Bigger Businesses Core Sales Growth (3)	$1,619.1	$1,653.7	$(34.6)	$1,731.0	$22.7	$—	$1,708.3	$1,637.0	$38.9	$1,598.1	$94.0	$110.2	$(128.6)	5.7%	(2.1)%	(7.8)%	—%	(1.2)%	6.9%

By Geography

United States	$2,034.7	$1,849.8	$184.9	$2,034.7	$21.5	$140.8	$1,872.4	$1,849.8	$37.5	$1,812.3	$184.9	$60.1	$—	10.0%	10.0%	—%	7.8%	(1.1)%	3.3%
Canada	114.6	129.9	(15.3)	128.4	1.2	1.1	126.1	129.4	1.4	128.0	(1.0)	(1.9)	(14.3)	(0.8)%	(11.8)%	(11.0)%	0.9%	(0.2)%	(1.5)%
Total North America	2,149.3	1,979.7	169.6	2,163.1	22.7	141.9	1,998.5	1,979.2	38.9	1,940.3	183.9	58.2	(14.3)	9.3%	8.6%	(0.7)%	7.3%	(1.0)%	3.0%

Europe, Middle East and Africa	294.6	352.2	(57.6)	352.5	—	6.8	345.7	342.1	—	342.1	10.4	3.6	(68.0)	3.0%	(16.4)%	(19.4)%	1.9%	—%	1.1%
Latin America	204.0	194.8	9.2	250.8	—	—	250.8	187.8	—	187.8	63.0	63.0	(53.8)	33.5%	4.7%	(28.8)%	—%	—%	33.5%
Asia Pacific	177.0	189.8	(12.8)	193.0	—	—	193.0	187.7	—	187.7	5.3	5.3	(18.1)	2.8%	(6.7)%	(9.5)%	—%	—%	2.8%
Total International	675.6	736.8	(61.2)	796.3	—	6.8	789.5	717.6	—	717.6	78.7	71.9	(139.9)	11.0%	(8.3)%	(19.3)%	1.0%	—%	10.0%

Total Company	$2,824.9	$2,716.5	$108.4	$2,959.4	$22.7	$148.7	$2,788.0	$2,696.8	$38.9	$2,657.9	$262.6	$130.1	$(154.2)	9.7%	4.0%	(5.7)%	5.6%	(0.8)%	4.9%

(1) "Core Sales" is determined by applying a fixed exchange rate, calculated as the 12-month average in 2014, to the current and prior year local currency sales amounts, with the difference between the change in "As Reported" sales and the change in "Core Sales" reported in the table as "Currency Impact". Core Sales Growth excludes the impact of currency, acquisitions and planned divestitures.

(2) Planned divestitures represent the Rubbermaid medical cart business, which the Company plans to divest.

(3) Win Bigger businesses include Writing, Tools, and Commercial Products segments.

Newell Rubbermaid Inc.
Reconciliation of Normalized EPS Guidance
Year Ending December 31, 2015

Year Ending
December 31, 2015
Diluted earnings per share	$1.69 to $1.75
Graco product recall	$0.03
Restructuring and other Project Renewal costs	$0.35 to $0.45
Acquisition and integration costs	$0.01
Devaluation of the Venezuelan Bolivar	$0.01
Discontinued operations	$(0.01) to $0.01
Normalized earnings per share	$2.14 to $2.20